Comprehensive line of credit contract

Contract No: shenfaxinzhou20111208001

Party A: SHENZHEN DEVELOPMENT BANK CO., LTD. Shenzhen Xinzhou Sub-branch

Add: Zhongchengtianyi Building, Xinzhou Road, Futian District, Shenzhen, Guangdong, China

Tel: 23480048	Fax: 23480054
Head: Nannan Fu	Position: President

Party B: SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD.

Add: Building A2, Luoshan Industrial Zone, Shanxia, Pinghu, Shenzhen, Guangdong, China

Tel: 26300469	Fax: 89686819
Legal Representative: Dangyu Pan	Zip code: 518111

In accordance with the relevant laws and regulations, Party A and Party B reached this agreement after the willing negotiation, and both sides are willing to abide by all the following clauses.

Article 1 Content of Comprehensive line of credit

1. Amount of Comprehensive line of credit

RMB ONE HUNDRED MILLION ONLY (RMB 100,000,000.00)

Currency exchange rate shall be the quotation on the day actual business happens announced by Party B except RMB.

2. The period of comprehensive line of credit: from December 12, 2011 to November 27, 2011. During this period, the revolving loan under this contract can be used many times. The method, amount, duration, etc. shall be determined by both sides, but the total balance of various credits under this contract shall not more than the comprehensive line of credit.

Start date of actual businesses should be within the duration of the contract and termination date depends on the terms of specific contracts.

If party A doesn’t give party B any credit in six months, this comprehensive line of credit shall be an automatic termination.

Article 2 Transfer credit under the line of credit

The debtor shall not transfer the line of credit to other third party.

Article 3 This contract is signed according to PRC laws, and applicable to PRC laws. If there is a dispute during the performance of the contract, Party A and Party B should negotiate or mediate; if negotiation or mediation fails, the dispute shall be settled by the People’s court in party A’s location.

Article 4 Coerce execution notarization:

The two parties shall not enter into coerce execution notarization.

Article 5 Other matters agreed by both parties:

(1)	If Party B use the credit with bank acceptance bill or commercial acceptance bill, Party B should complete the deposit balance at least one month earlier, otherwise Party A has the right to view this as an early maturity. (2) The party B shall not be permitted to distribute profits during credit period; otherwise party A has the right to view this as an early maturity..

Article 6 This agreement is written in two originals, one for Party A, and one for Party B. Each original enjoy the equally authentic.

Article 7 The way of comprehensive credit

The ways of comprehensive line of credit include but not limited to the following:

Loans, lending, bill acceptance and discount, overdraft, factoring, guarantees, loan commitments, letters of credit, etc.

The specific way of credit subjects to the specific business contract signed by the two sides.

Article 8 The use of comprehensive credit line

The applicant of the comprehensive credit line should be Party B, and examined and approved by Party A, then the two sides sign the corresponding business contract.

Article 9 Statement, guarantee and commitment of party B

1. Party B is a validly existing and good reputation company founded in the judicial area, with all the corporate rights and government licensing and approval in current business.

2. Party B has the legal power, rights and authorities to sign, deliver and perform this contract. This contract constitutes a valid and binding agreement to Party B, and according to the clauses of the contract, execution can be done to Party B.

3. Party B guarantees that the information provided is true, complete, legal, valid, and does not contain any false record, misleading statement or significant omission.

4. Party B hereby promises to completely performance all obligations in good way under the contract, and without prior written consent of Party A, Party B shall not make any behavior (including Party B shall act but not, or should not act but act) to endanger the realization of claims under the contract.

5. Party B hereby promises to give a written notice to Party A within ten days when changes residence, mailing address, telephone number and business scope, legal representative etc. If party B does not fulfill the obligation to notify Party A, the notice and documents are deemed to have been delivered in accordance with the original mailing address.

6. Party B hereby confirms that signing this contract is the true meaning by having carefully reviewed and fully being aware of and understanding all the terms of this contract.

Article 10. Particular agreement on group client and related transactions

1. Group clients are enterprise legal persons with the following characteristics:

(1) Control other enterprise legal persons or controlled by other enterprise legal persons directly or indirectly on the equity or management;

(2) Controlled together by a third enterprise’s legal person;

(3) Major investment individuals, key management personnel or close family members (including immediate family members within three generations and collateral relatives within two generations) common control directly or indirectly;

(4) There are other association, may not transfer assets and profits at fair prices, should be treated as customers of the Group for credit management

2. As a group client, party B should write a report to party A within ten days from the date that a transaction covers more than 10% of the net assets. The report includes related parties of the transaction, items of the transaction and the nature of the transaction, the transaction amount or the corresponding percentage and the pricing policies (including those with no or only a nominal amount of the transaction).

Article 11 Event of default and liability for breach of contract

1. Event of default

One of the following circumstances constitutes a default:

(1) Party B breaches this contract or fails to fulfill its duties and obligations, or expressly states or indicates by its conduct that it will not perform its obligations under a contract.

(2) The relevant certifications and documents Party B submitted to or any announcements Party B made are untrue, inaccurate, incomplete or contain any false records, misleading statements or major omissions.

(3) Party B conceals the true important information, and doesn’t cooperate with party A on investigation, examination ,inspection.

(4) Party B’s unauthorized changes of the use of the loan, misappropriates loans or uses bank loans for illegal transactions.

(5) Party B violates similar contracts signed with party A or any other thirty parties, or issues any bonds, or enters into litigation or arbitration arise from bonds issuance.

(6)Party B's guarantor breaches of the guarantee contract (including but not limited to the credit contract, mortgage contract, pledge contract) occurred an event of default under the guarantee contract, or the guarantee contract does not came into effect, or invalid or revoked.

(7) To Party B there exists indolent management and recourse due debt or it transfers property or uses other ways to avoid debts by ways of gratis, unreasonably-low price and other improper means.

(8) Party B uses the false contracts and arrangements signed with any other third party (including but not limited to Party B's related parties), including but not limited to use notes receivable that with no real transactions to obtain Party A’s or other banks’ funds or credit.

(9)Party B evades bank debts on purpose through related party transactions or other ways.

(10) There are major problems in Party B’s business circumstances, such as deteriorated financial situation, significant financial loss, loss of assets (including but not limited to loss of assets because of the external security), or other financial crisis.

(11) Party B is subject to administrative penalties, criminal sanctions because of illegal operations or being investigated by authorities, and may be subject to administrative penalties, criminal sanctions.

(12) Party B is subject to spin-off, merger, major merger, acquisition or restructure a significant disposal of assets, capital reduction, liquidation, reorganization, revocation, declared bankrupt, dissolution, etc.

(13) The controlling shareholder or actual controller of Party B changes, and party A deem that it already has or may endanger the claims under this contract, or major events happen to party B's controlling shareholders, actual controllers, legal representative, senior management staff. Including but limited to be subject to administrative penalties, criminal sanctions because of illegal operations or being investigated by authorities, or may be subject to administrative penalties, criminal sanctions, or enter into litigation or arbitration, serious deterioration of the financial situation, declaring bankruptcy or dissolution, etc.

(14) Party B’s industry has adverse change, Party A considers which has or may endanger to achieve its claims of this contract.

(15) Party B does not settle the accounts or deposit money or other related businesses at party A ‘s bank in accordance with the contract.

(16) Other situations that endanger or may endanger the realization of claims under this contract associated with Party B.

2. Liability for breach of contract

Under the above circumstances, party A shall have rights to,

(1) Adjust, cancel or suspend the comprehensive credit line under this contract, or adjust the valid period.

(2) Declare that all or part of the debt will due and request party B to repay all or part of the due debt immediately.

(3) Request party B to add additional guarantee, or take other measures to ensure that the lawful rights and interests of Party A shall not be violated.

(4) Party A shall have the right to deduct the money from Party B’s account or the guarantor’s account directly to pay off all the debt that Party B owed under the contract (including debt that Party A requests to pay in advance), without prior consent of Party B.

(5) Party A shall have the right to perform the guarantee, demand the guarantee to realize the liability of the guaranty, or dispose of the collateral and/or the pledge to realize creditor's rights.

Article 12. This agreement becomes effective after being signed (it should be signed and stamped by authorized person).

/s/ [SEAL]

Party A (Stamp)

Signature of legal representative or deputy:

Date: December 12, 2011

/s/ Dang Yu Pan

Party B (Stamp)

Signature of legal representative or deputy:

Date: December 12, 2011